UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders
On March 24, 2014, the Company held its Annual Meeting of Stockholders. The following proposals were presented for voting at the meeting:

Proposal 1
To approve an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Non-voting Common Stock from 55,550,000 shares to 100,000,000 shares.

Proposal 2	To approve an adjournment of the Annual Meeting, if necessary of appropriate, to permit solicitation of additional proxies in favor of Proposal 1.
As of the record date for the Annual Meeting (February 5, 2014), the following shares of capital stock were outstanding and entitled to vote on the proposals presented: 51,402,557 shares of the Company's Class A Non-Voting Common Stock ("Class A Shares"), and 2,970,171 shares of the Company's Class B Voting Common Stock ("Class B Shares"). Of the shares outstanding and entitled to vote, 45,344,879 Class A Shares and all of the Class B Shares were represented and voted at the meeting, either in person or by proxy. The final voting results with respect to each of the proposals presented are as follows:

		Class A Shares	Class B Shares

Proposal 1	FOR:	29,298,880	2,970,171
	AGAINST:	15,965,634	—
	ABSTAIN:	80,365	—

Proposal 2	FOR:	29,963,346	2,970,171
	AGAINST:	15,331,077	—
	ABSTAIN:	50,456	—
The number of Class A Shares voted in favor of Proposal 1 constituted approximately 57% of the total number of Class A Shares outstanding as of the record date, and the number of Class A Shares voted in favor of Proposal 2 constituted approximately 66% of the total number of Class A Shares represented and voted at the meeting. This vote, combined with the vote of the Class B Shares, was sufficient to constitute approval of both Proposal 1 and Proposal 2.
Following the approval of Proposal 1, the Company, on March 25, 2014, filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to increase the number of authorized Class A Shares from 55,550,000 to 100,000,000. A copy of such Certificate of Amendment is filed as Exhibit 3.1 to this report.
Effective as of the date of the Annual Meeting, the sole holder of the Company's Class B Shares (MS Pawn Limited Partnership) re-elected the following persons to serve on the Company's Board of Directors: Joseph J. Beal, Sterling B. Brinkley, Santiago Creel Miranda, Pablo Lagos Espinosa, William C. Love and Paul E. Rothamel. Each of such persons was previously serving on the Board of Directors, and as a result of his re-election, each shall serve an additional one-year term until the next annual meeting of stockholders (or, if earlier, until his death, removal or resignation). As previously announced, John Farrell declined to stand for re-election, and the size of the Board has been reduced to six members. The Class B Shares constitute the only class of the Company's capital stock entitled to vote on the election of directors.
Item 7.01 — Regulation FD Disclosure
At the Annual Meeting of Stockholders held on March 24, 2014, management discussed the Company's business and plans and initiatives for the future. A copy of the presentation materials is posted in the Investor Relations section of the Company's website at www.ezcorp.com.
The information set forth, or referred to, in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Item 7.01 of this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Certificate of Amendment, dated March 25, 2014, to the Company's Amended and Restated Certificate of Incorporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: March 25, 2014	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary